As filed with the Securities and Exchange Commission on October 31, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FRESH DEL MONTE PRODUCE INC.

(Exact Name of Registrant as Specified in Its Charter)

The Cayman Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

c/o Walkers SPV Limited
Walker House, 87 Mary Street
George Town, Grand Cayman, KY1-9002	c/o Del Monte Fresh Produce Company
Cayman Islands	241 Sevilla Avenue, Coral Gables, FL 33134
(345) 945-3727	(305) 520-8400
(Address and Telephone Number of Registrant’s Principal Executive Offices)	(Address and Telephone Number of Registrant’s U.S. Executive Offices)

Hani El-Naffy

President and Chief Operating Officer

Fresh Del Monte Produce Inc.

c/o Del Monte Fresh Produce Company

241 Sevilla Avenue, Coral Gables, FL 33134

(305) 520-8400

(Name, Address and Telephone Number of Agent for Service)

Fresh Del Monte Produce Inc. 1999 Share Incentive Plan, As Amended

(Full Title of the Plan)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated Filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Fresh Del Monte Produce Inc. Ordinary Shares, $0.01 par value per share	1,755,250	$16.91 (2)	$29,681,277 (2)	$1,166.47 (2)
Fresh Del Monte Produce Inc. Ordinary Shares, $0.01 par value per share	1,244,750	$22.25 (3)	$27,695,687 (3)	$1,088.44 (3)
TOTAL	3,000,000	—	$57,376,964	$2,254.91

(1)	Together with an indeterminate number of Ordinary Shares that may be necessary to adjust the number of Ordinary Shares reserved for issuance pursuant to the Fresh Del Monte Produce Inc. 1999 Share Incentive Plan, As Amended (the “Plan”) as the result of a stock split, stock dividend or similar adjustment of the outstanding Ordinary Shares of Fresh Del Monte Produce Inc. (the “Registrant” or the “Company”).
(2)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”) and based upon the average of the high and low prices of the Ordinary Shares of the Registrant as reported on the New York Stock Exchange on October 29, 2008.
(3)	With respect to 1,244,750 shares covered by stock options granted prior to the filing of this Registration Statement calculated pursuant to Rule 457(h) under the Securities Act, based on the price at which the options may be exercised.

Explanatory Note

On April 30, 2008, the shareholders of the Company approved an amendment to the Plan, authorizing the issuance of an additional 3,000,000 Ordinary Shares under the Plan, increasing the aggregate Ordinary Shares issuable under the Plan to 9,000,000.

The additional Ordinary Shares to be registered by this Registration Statement are of the same class as those covered by the Company’s previously filed Registration Statements on Form S-8 filed on May 28, 1999 (Registration No. 333-10400), May 3, 2002 (Registration No. 333-87606) and April 28, 2005 (Registration No. 333-124402) (the “Prior Registration Statements”). This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of an additional 3,000,000 Ordinary Shares issuable pursuant to options to be granted under the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements, filed in connection with the Plan, including the periodic reports that the Company filed after the Prior Registration Statements to maintain current information about the Company, are incorporated herein by reference.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following documents are filed with or incorporated by reference into this Registration Statement:

4.1	Amended and Restated Memorandum of Association of Fresh Del Monte Produce Inc. (incorporated by reference from Exhibit 3.6 to the Company’s Registration Statement on Form F-1 (File No. 333-7708)).

4.2	Amended and Restated Articles of Association of Fresh Del Monte Produce Inc. (incorporated by reference from Exhibit 3.7 to the Company’s Registration Statement on Form F-1 (File No. 333-7708)).

4.3	Fresh Del Monte Produce Inc. 1999 Share Incentive Plan, As Amended (incorporated by reference from Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on July 30, 2008 (File No. 333-07708)).

5.1	Opinion of Walkers regarding the validity of securities being registered.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Walkers (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, State of Florida, on this 29th day of October, 2008.

FRESH DEL MONTE PRODUCE INC.

By:	/s/ Hani El-Naffy
Hani El-Naffy
President & Chief Operating Officer

POWER OF ATTORNEY

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Mohammad Abu-Ghazaleh and Hani El-Naffy, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments (including post-effective amendments thereto) to this Registration Statement to which this power of attorney is attached, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on 29th day of October, 2008.

Signature	Title

/s/ Mohammad Abu-Ghazaleh	Chairman and Chief Executive Officer
Mohammad Abu-Ghazaleh	(Principal Executive Officer)

/s/ Richard Contreras	Senior Vice President and Chief Financial Officer
Richard Contreras	(Principal Financial Officer; Principal Accounting Officer)

/s/ Hani El-Naffy	President and Chief Operating Officer and Director
Hani El-Naffy

/s/ Amir Abu-Ghazaleh	Director
Amir Abu-Ghazaleh

/s/ Maher Abu-Ghazaleh	Director
Maher Abu-Ghazaleh

/s/ Salvatore H. Alfiero	Director
Salvatore H. Alfiero

/s/ Michael J. Berthelot	Director
Michael J. Berthelot

/s/ Edward L. Boykin	Director
Edward L. Boykin

/s/ John H. Dalton	Director
John H. Dalton

/s/ Elias K. Hebeka	Director
Elias K. Hebeka

SIGNATURE OF AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of Fresh Del Monte Produce Inc. in the United States, has signed this Registration Statement or amendment in the City of Newark, State of Delaware, on the 30th day of October, 2008.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
4.1	Amended and Restated Memorandum of Association of Fresh Del Monte Produce Inc.	Incorporated by reference from Exhibit 3.6 to the Company’s Registration Statement on Form F-1 (File No. 333-7708)

4.2	Amended and Restated Articles of Association of Fresh Del Monte Produce Inc.	Incorporated by reference from Exhibit 3.7 to the Company’s Registration Statement on Form F-1 (File No. 333-7708)

4.3	Fresh Del Monte Produce Inc. 1999 Share Incentive Plan, As Amended	Incorporated by reference from Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on July 30, 2008 (File No. 333-07708)

5.1	Opinion of Walkers regarding the validity of securities being registered	Filed herewith

23.1	Consent of Ernst & Young LLP, Independent Auditors / Independent Registered Public Accounting Firm	Filed herewith

23.2	Consent of Walkers (included in Exhibit 5.1)	Filed herewith

24.1	Power of Attorney (included on signature page)	Filed herewith